UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2019

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07Submission of Matters to a Vote of Security Holders

C&F Financial Corporation (the Corporation) held its Annual Meeting of Shareholders on April 16, 2019. A quorum of shareholders was present, consisting of a total of 3,136,334 shares. Matters voted upon were (1) the election of four Class II directors to serve until the 2022 Annual Meeting of Shareholders, (2) approval, in an advisory, non-binding vote, of the compensation of the Corporation’s named executive officers, (3) the recommendation, in an advisory, non-binding vote, of the frequency of future advisory, non-binding votes to approve the compensation of the Corporation’s named executive officers, and (4)  ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2019.

The four director nominees were elected and all other matters were approved by shareholders. The voting results with respect to each matter are set out below.

Election of Directors

Director	For	Withheld	Broker Non-Votes
Class II:
Audrey D. Holmes	2,237,564	162,381	736,389
Elizabeth R. Kelley	2,242,774	157,171	736,389
James T. Napier	2,119,741	280,204	736,389
Paul C. Robinson	2,114,049	285,896	736,389

	For	Against	Abstention	Broker Non-Votes
Approval of the Compensation of the Corporation’s Named Executive Officers	2,159,507	140,130	100,308	736,389

	1 Year	2 Year	3 Year	Abstention	Broker Non-Votes
Recommendation of the Frequency of Future Advisory, Non-Binding Votes to Approve the Compensation of the Corporation’s Named Executive Officers	1,920,529	61,248	253,809	164,359	736,389

	For	Against	Abstention	Broker Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s Independent Registered Public Accountant	3,011,119	41,485	83,730	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
REGISTRANT

Date: April 17, 2019	By: /s/ Mary-Jo Rawson
Mary-Jo Rawson
Secretary